                                                                         Reg S-K
                                                                        Item 601
                                                                      Exhibit 23
                                                                     Page 1 of 1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements of Berkshire Hathaway Inc. on Form S-3 (File No. 333-31237), Form S-3 (File No. 333-62215), Form S-3 (File No. 333-68175), Form S-8 (File No. 333-18443), Form
S-8 (File No. 333-70609), Form S-8 (File No. 333-62273), Form S-3 (File No.
333-41686), Form S-8 (File No. 333-43366), Form S-3 (File No. 333-44448), Form
S-8 (File No. 333-53046) of our reports dated March 5, 2001, appearing in this Annual Report on Form 10-K of Berkshire Hathaway Inc. for the year ended December 31, 2000.




DELOITTE & TOUCHE LLP
Omaha, Nebraska
March 29, 2001